UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Hersha Hospitality Trust
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Hersha Hospitality Trust

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2005

To the shareholders of
HERSHA HOSPITALITY TRUST

The annual meeting of the shareholders (the “Annual Meeting”) of Hersha Hospitality Trust (the “Company”), will be held at the Hilton Garden Inn at 50 Raritan Center Parkway, Edison, New Jersey 08837 on May 26, 2005, at 9:00 a.m. Eastern Standard Time, for the following purposes:

(1)	To elect Class II Trustees to serve until the Annual Meeting of shareholders in 2007; and

(2)	Ratification of the appointment of KPMG LLP as independent auditors of the Company to serve for 2005; and

(3)	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only shareholders of the Company of record as of the close of business on March 31, 2005, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

There is enclosed, as a part of this Notice, a Proxy Statement that contains further information regarding the Annual Meeting and the nominees for election to the Board of Trustees of the Company.

In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person, you may vote personally on all matters brought before the Annual Meeting even if you have previously returned your proxy.

BY ORDER OF THE BOARD OF TRUSTEES

Kiran P. Patel
Secretary

148 Sheraton Drive
New Cumberland, Pennsylvania 17070
April 21, 2005

HERSHA HOSPITALITY TRUST

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 26, 2005

GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Trustees of Hersha Hospitality Trust (the “Company”) for use at the annual meeting of shareholders to be held on May 26, 2005 (“Annual Meeting”) and at any adjournments thereof. The mailing address of the principal executive offices of the Company is 148 Sheraton Drive, Box A, New Cumberland, Pennsylvania 17070. This Proxy Statement and the Proxy Form, Notice of Meeting and the Company’s annual report to shareholders, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 27, 2005.

THE PROXY

The solicitation of proxies is being made primarily by the use of standard mail. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone or personally by employees of the Company, will be borne by the Company. The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company prior to the Annual Meeting or by attending the meeting and voting in person. The proxy will be voted as specified by the shareholder in the spaces provided on the Proxy Form or, if no specification is made, it will be voted for the election of all of the nominees as trustees. In voting by proxy in regard to the election of the trustees, shareholders may vote in favor of the nominees, withhold their votes as to the nominees or withhold their votes as to a specific nominee.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

Each outstanding common share of beneficial interest, $.01 par value (a “Common Share”), is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on March 31, 2005 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. At the close of business on March 31, 2005, the Company had outstanding 20,292,631 Common Shares.

No specific provisions of the Company’s Declaration of Trust or Bylaws address the issue of abstentions or broker non-votes. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner with respect to voting on certain proposals. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a “broker non-vote.” A “broker non-vote” has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of a proposal, and “broker non-votes” will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum. Because the election of trustees is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of the election of trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s trustees and executive officers are required to report their ownership of Common Shares and any changes in ownership to the Securities and Exchange Commission (the “SEC”). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, we believe that all filing requirements applicable for certain reporting persons were complied with during the 2004 fiscal year.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common shares by (i) each shareholder known by us to beneficially own more than five percent of our common shares, (ii) each of our trustees and executive officers, and (iii) all of our trustees and executive officers as a group, each as of March 31, 2005. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. The number of outstanding common shares at March 31, 2005 was 20,292,631. This table assumes that all limited partnership units held by such person or group of persons are redeemed for common shares or, in the case of CNL, exchanged for common shares. The total number of shares outstanding used in calculating the percentage assumes that none of the limited partnership units held by other persons are redeemed for common shares. Limited partnership units generally are not redeemable for common shares until at least one year following the issuance of such units.

Name of Beneficial Owner	Number of Shares	Percent of Class
Persons Believed to Own In Excess of 5% of Common Shares

Deutsche Bank AG and RREEF America, L.L.C.(1)	3,107,400	15.31%
Taunusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany

K. G. Redding & Associates, LLC (2)	2,100,498	10.35%
One North Wacker Drive, Suite 4343
Chicago, IL 60606-2841

Delaware Management Holdings (3)	1,895,300	9.34%
2005 Market Street
Philadelphia PA 19103

Stichting Pensioenfonds ABP (4)	1,700,000	8.38%
Oude Lindestraat 70
Postbus 2889
6401 DL Heerlan
The Kingdom of the Netherlands

Kensington Investment Group, Inc. (5)	1,607,800	7.92%
4 Orinda Way, Suite 200C
Orinda, CA 94563

Security Capital Research & Management Incorporated (6)	831,300	4.10%
10 South Dearborn Street, Suite 1400
Chicago, Illinois 60603

Name of Beneficial Owner	Number of Shares	Percent of Class
Persons Believed to Own In Excess of 5% of Common Shares
Officers and Trustees:
Hasu P. Shah(7)	243,837	1.19%
Neil H. Shah(7)	690,905	3.29%
Jay H. Shah(7)	742,719	3.53%
K.D. Patel(7)	282,393	1.37%
Kiran P. Patel(7)	46,969	*
David L. Desfor(8)	90,786	*
Ashish R. Parikh	2,500	*
John M. Sabin	919	*
Thomas S. Capello	4,819	*
Donald J. Landry	919	*
Michael A. Leven	2,919	*
William Lehr Jr.	2,029	*
Shreenathji Enterprises, Ltd.(7)(9)	15,454	*
Total for all officers and trustees (12 persons)(10):	2,127,168	9.49%
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*	Less than 1%
(1)	Based solely on Amendment No. 3 to Schedule 13G filed on March 10, 2005.
(2)	Based solely on Schedule 13G filed on February 14, 2005.
(3)	Based solely on Schedule 13G filed on February 9, 2005.
(4)	Based solely on Schedule 13G filed on February 3, 2005.
(5)	Based solely on Schedule 13G filed on January 10, 2005.
(6)	Based solely on Amendment No. 1 to Schedule 13G filed on February 15, 2005.
(7)	Represents limited partnership units owned by such person.
(8)	Represents 1,800 Common shares and 88,986 common limited participating units owned by Mr. Desfor.
(9)
Shreenathji Enterprises, Ltd. (“SEL”) is a limited partnership owned by Hasu P. Shah (27%), Kiran P. Patel (13%), Bharat C. Mehta (15%), Kanti D. Patel (15%), Jay H. Shah (15%) and Neil H. Shah (15%). SEL acquired these Units in exchange for contributions of hotel properties to the Partnership

(10)	Includes the limited partnership units owned by Shreenathji Enterprises, Ltd.

BOARD OF TRUSTEES AND EXECUTIVE OFFICERS

Certain information regarding the Company’s trustees and executive officers is set forth below.

Name	Age	Position

Hasu P. Shah (Class II)	60	Chairman of the Board, Chief Executive Officer and Trustee

Jay H. Shah	36	President and Chief Operating Officer

Ashish R. Parikh	35	Chief Financial Officer

Kiran P. Patel	55	Corporate Secretary

David L. Desfor	43	Treasurer

Neil H. Shah	31	Executive Vice President

K.D. Patel (Class II)	61	Trustee

John M. Sabin (Class II)	50	Independent Trustee

Michael A. Leven (Class II)	67	Independent Trustee

William Lehr, Jr. (Class I)	64	Independent Trustee

Thomas S. Capello (Class I)	61	Independent Trustee

Donald J. Landry (Class I)	56	Independent Trustee

PROPOSAL ONE - ELECTION OF CLASS II TRUSTEES

The Company’s Declaration of Trust divides the Board of Trustees into two classes. Each Trustee in Class I is serving a term expiring at the 2006 annual meeting of shareholders and each Trustee in Class II is serving a term expiring at the Annual Meeting. Generally, one full class of trustees is elected by the shareholders of the Company at each annual meeting. Each of the nominees presently is serving as a Class II Trustee.

If any nominee becomes unavailable or unwilling to serve the Company as a Trustee for any reason, the persons named as proxies in the Proxy Form are expected to consult with management of the Company in voting the shares represented by them. The Board of Trustees has no reason to doubt the availability of any nominee, and each has indicated his willingness to serve as a trustee of the Company if elected.

The Company’s Bylaws provide that a shareholder of record both at the time of the giving of the required notice set forth in this sentence and at the time of the Annual Meeting entitled to vote at the Annual Meeting may nominate persons for election to the Board of Trustees by mailing written notice to the Secretary of the Company not less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than 90 days prior to the announcement of the annual meeting. The shareholder’s notice must set forth (i) as to each person whom the shareholder proposes to nominate for election as a trustee, all information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Trustees; (ii) the consent of each nominee to serve as a trustee of the Company if so elected; (iii) the name and address of the shareholder and of each person to be nominated; and (iv) the number of each class of securities that are owned beneficially and of record by the shareholder.

Assuming the presence of a quorum, the affirmative vote of a majority of the common shares represented at the meeting is required to elect each trustee. Cumulative voting is not permitted in the election of trustees. Consequently, each shareholder is entitled to one vote for each common share held in the shareholder's name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for each of Messrs. Shah, Leven, Patel, and Sabin as nominees for election as Class II Trustees. For purposes of the election of trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. A nominee holding shares in street name may vote for the proposal without voting instructions from the beneficial owner.

Nominees For Election As Class II Trustees (Terms Expiring In 2007)

Hasu P. Shah has been the Chairman of the Board and Chief Executive Officer since our inception in 1998. Mr. Shah is also the founder and CEO of the Hersha Group. Mr. Shah founded Hersha with the purchase of a single hotel in Harrisburg, Pennsylvania in 1984. In the last twenty years, Mr. Shah has developed, owned, or managed over fifty hotels across the Eastern United States and started affiliated businesses in general construction, purchasing, and hotel management. He has earned numerous awards including the Entrepreneur of the Year, the Creating a Voice award, and was recently named a Fellow of Penn State University. Mr. Shah and his wife, Hersha, are active members of the local community and remain involved with charitable initiatives in India as well. Mr. Shah has been an active Rotarian for nearly twenty years and continues to serve as a Trustee of several community service and spiritual organizations including Vraj Hindu Temple and the India Heritage Research Foundation. Mr. Shah received a Bachelors of Science degree in Chemical Engineering from Tennessee Technical University and obtained a Masters degree in Administration from Pennsylvania State University. Mr. Shah is also an alumnus of the Owner and President’s Management program at Harvard Business School. Mr. Shah is the father of Jay H. Shah, our President and Chief Operating Officer, and Neil H. Shah, our Executive Vice President.

Michael A. Leven is the Chairman and Chief Executive Officer of US Franchise Systems, Inc. (USFS), which franchises the Microtel, Hawthorn Suites and Best Inns & Suites hotel brands. Prior to forming USFS in 1995, he was President of Holiday Inns Worldwide. During his five-year tenure, the new Holiday Inn Express brand grew from zero to 330 open hotels. From 1985 to 1990, Mr. Leven was President of Days Inn of America leading the company from reorganization of a regional chain to one of the largest brands in the world with over 1,000 units. Mr. Leven is a co-founder of the Asian American Hotel Owners Association (AAHOA) which now has over 7,000 members. Mr. Leven is a Trustee of The Marcus Foundations, serves on the Boards of the Marcus Institute and the Georgia Aquarium, and the United Jewish Communities. He has received honorary doctorate degrees from The Johnson & Wales University and The College of Hospitality and Tourism Management of Niagara University. Mr. Leven has served on our Board of Trustees since 2001. Mr. Leven holds a Bachelor of Arts from Tufts University and a Master of Science from Boston University.

K.D. Patel currently serves as the President of Hersha Hospitality Management, L.P., the manager of 31 of our hotels. Mr. Patel has been a principal of the Hersha Group since 1989. Mr. Patel was previously employed by Dupont Electronics from 1973 to 1990. Mr. Patel is currently a Board member of the International Association of Holiday Inns and has been a member of the Board of Trustees of the regional chapter of the American Red Cross and the Advisory Board of Taneytown Bank and Trust. Mr. Patel has served on our Board of Trustees since our initial public offering in 1999. Mr. Patel received a Bachelor of Science degree in Mechanical Engineering from the M.S. University of India and earned a Professional Engineering License from the Commonwealth of Pennsylvania.

John M. Sabin is Chief Financial Officer and General Counsel of Phoenix Health Systems, Inc. From 2000 to 2004, Mr. Sabin was the Chief Financial Officer, General Counsel and Secretary of NovaScreen Biosciences Corporation, a private bioinformatics and contract research biotech company. Prior to joining NovaScreen, Mr. Sabin served as an executive with Hudson Hotels Corporation, Vistana, Inc., Choice Hotels International, Inc., Manor Care, Inc. and Marriott International, Inc. Mr. Sabin also serves on the Board of Competitive Technologies, Inc. Mr. Sabin joined our Board of Trustees on June 30, 2003. Mr. Sabin received Bachelor of Science degrees in Accounting and University Studies, a Masters of Accountancy and a Masters of Business Administration from Brigham Young University and also received a Juris Doctor from the J. Reuben Clark Law School at Brigham Young University. Mr. Sabin is a licensed CPA and is admitted to the bar in several states.

The Board of Trustees recommends a vote FOR each of the Class II Trustee Nominees.

PROPOSAL TWO - RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

The Audit Committee has unanimously approved and voted to recommend that the shareholders ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2005. No person from KPMG LLP will attend our annual meeting.

The Board of Trustees recommends a vote FOR ratification of the appointment of KPMG LLP as independent auditors of the Company for 2005.

CLASS I TRUSTEES

Donald J. Landry is president and owner of Top Ten, an independent hospitality industry consulting company. Mr. Landry has over thirty-five years of lodging and hospitality experience in a variety of leadership positions. Most recently, Mr. Landry was the Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. Mr. Landry has also served as an executive officer for Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management. Mr. Landry currently serves on the corporate advisory boards of Arescom, Revpac, Unifocus and Campo Architects and numerous non-profit boards. Mr. Landry is a frequent guest lecturer at Johnson and Wales University and the University of New Orleans. Mr. Landry has served on the Board of Trustees since our 2001 annual meeting. Mr. Landry holds a Bachelor of Science from the University of New Orleans and was the University’s Alumnus of the Year in 1999. Mr. Landry is a Certified Hotel Administrator.

Thomas S. Capello is a Private Investor and a Consultant specializing in strategic planning, mergers and acquisitions. From 1988 to 1999, Mr. Capello was the President, Chief Executive Officer and Director of First Capitol Bank in York, Pennsylvania. From 1983 to 1988, Mr. Capello served as Vice President and Manager of the Loan Production Office of The First National Bank of Maryland. Prior to his service at The First National Bank of Maryland, Mr. Capello served as Vice President and Senior Regional Lending Officer at Commonwealth National Bank and worked at the Pennsylvania Development Credit Corporation. Mr. Capello is the Chairman of the York regional Board of Directors of Community Bank, Inc. Mr. Capello is an active member for the board of WITF, Martin Library, Motter Printing Company, and Eastern York Dollars for Scholars. Mr. Capello has served on the Board of Trustees since the our initial public offering in January 1999. Mr. Capello is a graduate of the Stonier Graduate School of Banking at Rutgers University and holds an undergraduate degree with a major in Economics from the Pennsylvania State University.

William Lehr, Jr. retired from Hershey Foods Corporation in 1995. He had been Senior Vice President and Secretary of the Corporation, as well as its Treasurer. During a 28 year career with Hershey Foods, Mr. Lehr had a multitude of diverse responsibilities, including senior management, corporate governance, law, finance, human resources, and public affairs. Mr. Lehr is currently devoting his time to working with various nonprofit organizations in the following capacities. He is Chairman of the Board of Trustees of Lebanon Valley College; Chairman of the Board of the Greater Harrisburg Foundation as well as Chairman of the Capital Region’s Early Childhood Training Institute; a director and Chairman of Capital Blue Cross; a director and immediate past Chairman of Americans for the Arts. Mr. Lehr has served on the Board of Trustees since our 2001 annual meeting. Mr. Lehr holds a Bachelor’s degree in Business Administration from the University of Notre Dame, where he graduated cum laude, and a law degree from Georgetown University Law Center. Mr. Lehr is also a graduate of the Stanford Executive Program and successfully completed The Governing for Nonprofit Excellence Course at Harvard University’s Graduate School of Business Administration. Mr. Lehr has been designated our Lead Director by the Independent Trustees.

OTHER EXECUTIVE OFFICERS

Jay H. Shah was named President and Chief Operating Officer of Hersha on September 3, 2003. Prior to his appointment, Mr. Shah was a principal in the law firm of Shah & Byler, LLP, which he founded in 1997, and managing director of the Hersha Group. Mr. Shah previously was a consultant with Coopers & Lybrand LLP, served the late Senator John Heinz on Capitol Hill, and was employed by the Philadelphia District Attorney’s office and two Philadelphia-based law firms. Mr. Shah received a Bachelor of Science degree from the Cornell University School of Hotel Administration, a Masters degree from the Temple University School of Business Management and a Law degree from Temple University School of Law. Mr. Shah is the son of Hasu P. Shah, our Chairman and Chief Executive Officer and the brother of Neil H. Shah, our Executive Vice President.

Ashish R. Parikh has been Chief Financial Officer of Hersha Hospitality Trust since 1999. Previously, Mr. Parikh was Assistant Vice President in the Mergers and Acquisition Group for Fleet Financial Group where he developed valuable expertise in numerous forms of capital raising activities including leveraged buyouts, bank syndications and venture financing. Mr. Parikh has also been employed by Tyco International Ltd and Ernst & Young LLP. Mr. Parikh received his MBA from New York University and a BBA from the University of Massachusetts at Amherst. Mr. Parikh is a licensed Certified Public Accountant.

Kiran P. Patel is our Secretary and has been a principal of the Hersha Group since 1993. Prior to Hersha, Mr. Patel was employed by AMP Incorporated (electrical component manufacturer), in Harrisburg, Pennsylvania. Mr. Patel serves on various Boards for community service organizations. Mr. Patel received a Bachelor of Science degree in Mechanical Engineering from M.S. University of India and obtained a Masters of Science degree in Industrial Engineering from the University of Texas in Arlington.

David L. Desfor has served as Treasurer of Hersha since December 2002. Previously, Mr. Desfor has been a principal and comptroller of the Hersha Group since 1992. Mr. Desfor previously co-founded and served as President of a hotel management company focused on conference centers and full service hotels. Mr. Desfor earned his undergraduate degree from East Stroudsburg University in Hotel Administration.

Neil H. Shah has served as our Executive Vice President since 2005. Prior to that, he served as our Director of Acquisitions & Development since May 2002 and had been a principal of the Hersha Group since 2000. Prior to joining Hersha, he served in senior management positions with the Advisory Board Company and the Corporate Executive Board. Mr. Shah graduated with honors from the University of Pennsylvania and the Wharton School with degrees in Management and Political Science. Mr. Shah earned his MBA from the Harvard Business School. Mr. Shah is the son of Hasu P. Shah, our Chairman and Chief Executive Officer and brother of Jay H. Shah, our President and Chief Operating Officer.

COMMITTEES AND MEETINGS OF THE BOARD OF TRUSTEES

Trustees’ Meetings. Our business is under the general management of our Board of Trustees as provided by our Bylaws and the laws of Maryland. The Board of Trustees holds regular quarterly meetings during our fiscal year and holds additional meetings as needed in the ordinary course of business. The Board of Trustees held 4 meetings and 3 conference calls during 2004. All trustees attended at least 75% of the aggregate of (i) the total number of the meetings of the Board of Trustees and (ii) the total number of meetings of all committees of the Board on which the trustee then served.

We presently have an Audit Committee, Compensation Committee, Nominating Committee, Acquisition Committee and a Corporate Governance Committee of our Board of Trustees. We may, from time to time, form other committees as circumstances warrant. These committees have authority and responsibility as delegated by the Board of Trustees.

Audit Committee. We have a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee consists of Messrs. Capello (Chairperson), Landry, Lehr and Sabin, all of whom are independent trustees defined in Section 121(A) of AMEX’s listing standards. The Audit Committee is responsible for the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee held 15 meetings during 2004 and discussed relevant topics regarding financial reporting and auditing procedures. Our Board of Trustees has adopted a Charter for the Audit Committee, which is available on our website at www.hersha.com.

The Board of Trustees has determined that each of Mr. Capello and Mr. Sabin is an “audit committee financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Board of Trustees has determined that each of the members of the Audit Committee is financially literate and has accounting or related financial management expertise, as such terms are interpreted by the Board of Trustees.

For more information, please see “The Audit Committee Report” beginning on page 15.

Compensation Committee. The Compensation Committee consists of Messrs. Leven (Chairperson), Sabin, Landry and Lehr, all of whom are independent trustees. The Compensation Committee determines compensation for our executive officers and administers our option plan. The Compensation Committee met 4 times during 2004 and discussed relevant topics regarding compensation and established a formal compensation plan for all officers and trustees. Our Board of Trustees has adopted a Charter for the Compensation Committee, which is available on our website at www.hersha.com.

Nominating Committee. The Nominating Committee consists of Messrs. Sabin (Chairperson), Capello and Leven. The Nominating Committee recommends candidates for election as trustees and in some cases the election of officers. The Nominating Committee held 2 meetings during 2004 and discussed relevant topics regarding trustee and officer nominations at the meetings of the Board of Trustees. Each of the members of the Nominating Committee is independent as defined in Section 121(A) of the AMEX Listing Standards. Our Board of Trustees has adopted a Charter for the Nominating Committee, which is available on our website at www.hersha.com.

Acquisition Committee. The Acquisition Committee consists of Messrs. Landry (Chairperson), Leven and Sabin. The Acquisition Committee establishes guidelines for acquisitions to be presented to the Board of Trustees and leads the Board in its review of potential acquisitions presented by management. The Acquisition Committee makes recommendations to the Board and senior management regarding acquisitions and ensures that proper due diligence is conducted on all properties. The Acquisition Committee was established in January 2004 and met 4 times during 2004 and discussed relevant topics regarding potential acquisitions. Our Board of Trustees has adopted a Charter for the Acquisition Committee, which is available on our website at www.hersha.com.

Corporate Governance Committee. The Corporate Governance Committee consists of Messrs. Lehr (Chairperson), Capello and Landry. The Corporate Governance Committee develops and recommends to the Board of Trustees a set of Corporate Governance guidelines and annually reviews these guidelines, considers questions of possible conflicts of interest of Board members and executives and remains informed about existing and new corporate governance standards mandated by the SEC and American Stock Exchange as they apply to us. The Corporate Governance Committee was established in January 2004 and met 2 times during 2004 and discussed issues related to corporate governance. Our Board of Trustees has adopted a Charter for the Corporate Governance Committee, which is available on our website at www.hersha.com.

Corporate Governance Matters

The Board Nominating Process. Our Nominating Committee performs the functions of a nominating committee and will actively seek, identify and recommend to the Board individuals qualified to become Board members, consistent with any criteria approved by the Board, and establish such criteria based on factors it considers appropriate such as strength of character, maturity of judgment, independence, expertise in the hospitality industry, experience as a senior executive or with corporate strategy initiatives generally, diversity and the extent to which the candidate would fill a present need on the Board. The Nominating Committee Charter describes the Committee’s responsibilities, including seeking, screening and recommending Board candidates for nomination by the Board of Trustee.

The Nominating Committee evaluates all Trustee candidates. The Nominating Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating Committee will evaluate a candidate’s independence and diversity, skills and experience in the context of the Board’s needs.

Trustee Candidate Recommendations and Nominations By Shareholders. The Nominating Committee Charter provides that the Committee will consider Board candidate recommendations by shareholders. Shareholders should submit any such recommendations for Nominating Committee consideration through the method described under “Communications With The Board of Trustees” below. In addition, in accordance with our Bylaws, any shareholder of record entitled to vote for the election of Trustees at the applicable meeting of shareholders may nominate persons for election to the Board of Trustees if such shareholder complies with the notice procedures set forth in the Bylaws and summarized above.

Communications With The Board of Trustees. Shareholders may communicate with our Board of Trustees by writing to: Chairman of the Audit Committee, Hersha Hospitality Trust, 148 Sheraton Drive, New Cumberland, Pennsylvania 17070. Our Corporate Secretary will review each piece of correspondence to the Board and will forward all appropriate communications to the Audit Committee Chairman for review.

Lead Director Concept. If the Chairman is a non-management trustee, then the Chairman will serve as “Lead Director.” When the Chairman is a management trustee, the independent members of the Board will designate a non-management trustee as “Lead Director.” The Lead Director will chair executive sessions of the non-management trustees, will preside at all Board meetings at which the Chairman of the Board is not present, have the authority to call meetings of the Independent Directors and have such other duties as the Board may determine.

Trustee Attendance At Annual Meeting. Our policy is that all Trustees should attend the annual meeting of the shareholders. All of our Trustees attended the 2004 annual meeting of shareholders.

CODE OF ETHICS

Our Board of Trustees has adopted a Code of Ethics that applies to our chief executive officer, chief financial officer, controller and other executive officers. The Code of Ethics is posted on our Internet website, www.hersha.com. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from any provision of the Code of Ethics applicable to the our chief executive officer, chief financial officer, controller and other executive officers by posting such information on our Internet website.

COMPENSATION OF TRUSTEES

In 2004, each trustee was paid $16,000 per year. In addition, the chairpersons of the Audit Committee, Acquisition Committee and Compensation Committee were paid $5,000, $1,500 and $1,500 respectively. All of the trustees are paid a $1,000 fee for in-person board and committee meetings and $500 for telephonic attendance at board and committee meetings. On March 1, 2005, each independent trustee was awarded $5,000 worth of stock for their service relating to 2004. We will reimburse all trustees for reasonable out-of-pocket expenses incurred in connection with their services on the Board of Trustees.

EXECUTIVE COMPENSATION

Since our inception, we had not paid compensation to our executive officers or other employees. However, beginning with the 2004 fiscal year, we established a formal management compensation plan for our executive officers. The following table summarizes the compensation paid or accrued to our executive officers who received total annual salary and bonus in excess of $100,000 for the year ended December 31, 2004.

Summary Compensation Table

		Annual Compensation				Long Term Compensation

					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation	Restricted Share Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation
Hasu P. Shah	2004	$225,000
Chairman and Chief	2003
Executive Officer	2002

Jay H. Shah	2004	200,000
President and	2003
Chief Operating Officer	2002

Ashish R. Parikh (2)	2004	175,000
Chief Financial Officer	2003	80,000
	2002	80,000

Neil H. Shah	2004	150,000
Executive Vice President	2003
	2002
_______
(1)	The amount of bonus earned by executive officers for fiscal year 2004 was not determined as of the date of this proxy statement.
(2)
Of Mr. Parikh’s $90,000 salary that was paid by the Lessee in 2003 and 2002, $80,000 has been designated as related to the services provided per the terms of the Administrative Services Agreement between us and HHMLP. The terms of the agreement provide for a fee of $10,000 per property per year (prorated from the time of acquisition) for each hotel in our portfolio.

Option Grants

There were no option grants to any executive officers or employees during 2004. There were no options outstanding as of December 31, 2004 and no options were exercised by any executive officers or employees during the fiscal year ending December 31, 2004.

Common Shares Issuable Pursuant to Options

The following table summarizes information with respect to equity compensation as of December 31, 2004:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	- 0 -	$0.00	1,500,000
Equity compensation plans not approved by security holders	—	—	—
Total	- 0 -	$0.00	1,500,000

After December 31, 2003, all outstanding options either expired unexercised or were exercised. In March 2005, we issued 419 common shares to each of our Independent Trustees pursuant to our 2004 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In developing our portfolio since our initial public offering in 1999, we have entered into various transactions with our trustees, officers and entities controlled by them, including transactions relating to the leasing and managing of our hotels, acquisitions and dispositions of hotels, loans made by or for the benefit of us, and the purchase of goods and services. Certain of these transactions have been instrumental in the implementation of our business strategy and the growth of our portfolio. Although we have made certain efforts, described below, to ensure that these transactions were negotiated on an arms-length basis, we cannot assure you of this fact or that the terms of these transactions are as favorable to us as those we may have received from unaffiliated third parties. As a result of the growth in our portfolio, our current growth strategy and modifications to the REIT qualification rules, we have adopted certain policies with respect to transactions with our trustees, officers and entities controlled by them. The following is a summary of certain of these transactions, including a description of the transaction, the business purpose for the transaction and our current policy with respect to such a transaction.

Portfolio Formation Transactions with Trustees and Officers

In connection with our initial public offering in 1999, entities controlled by our officers and trustees contributed ten hotels to us in exchange for limited partnership units in our operating partnership. Since that time, we have continued to buy hotels from, and sell hotels to, entities controlled by our officers and trustees when a majority of our independent trustees has determined it was in our best interest to do so.

Hotel Acquisitions

We have not, and do not in the future intend to, undertake the risks of developing new hotels. However, since our initial public offering in 1999, we have been able to acquire newly-constructed or newly-renovated hotels from entities controlled by our officers or trustees. Of the 28 hotel properties purchased by us since our initial public offering, 15 were acquired from affiliates, 14 of which were newly-constructed or substantially renovated. In connection with our initial public offering, we entered into an Option Agreement with Hasu Shah, Jay Shah, Neil Shah, K.D. Patel, David Desfor, and Kiran Patel. Pursuant to this agreement, we had the option to purchase any hotels owned or developed by these individuals that was within fifteen miles of any of our hotels or any hotel subsequently acquired by us for two years after such acquisition or development. In September 2003, the parties to this agreement amended the Option Agreement so that (a) the right of first refusal now applies to all hotels owned or developed by the parties, regardless of proximity to our hotels, and (b) the right of first refusal applies to each party until one year after such party ceases to be an officer or trustee. This arrangement gives us access to a pipeline of newly-constructed and newly-renovated hotels, without bearing all the risks associated with development and renovation.

In buying these hotels, we previously utilized, a “re-pricing” methodology that, in effect, adjusted the initial purchase price for the hotel, one or two years after we initially purchased the hotel, based on the actual operating performance of the hotel during the twelve months prior to the repricing. As part of our lease termination agreement with HHMLP, the original sellers of all of these properties, HHMLP and the Company have waived their respective rights to any and all purchase price adjustments for all properties. In the future, we do not intend to use any re-pricing methodology in acquisitions from entities controlled by our officers and trustees.

As of September 2001, the Board of Trustees has elected to hire an independent accounting firm to review in advance all asset purchases and asset sales between us and related parties. The Board of Trustees will determine the scope of each review on a case-by-case basis. The independent third party accounting firm will review each acquisition or sale to determine if the terms of the transaction are in line with then-current market conditions as well as how the transaction impacts us. The accounting firm then will present its findings to the Board of Trustees to aid it in its evaluation of the terms of the transaction.

The following table sets forth certain information with respect to all of the acquisitions from entities controlled by our officers or trustees since January 1, 2002.

Hotel	Acquisition Date	Affiliated Sellers	Purchase Price

Hampton Inn, New York, New York	April 1, 2005	Brisam Hotel LLC, in which Hasu Shah owned a 100% interest	$31.3 million, including the assumption of $16.5 million of debt and $14.8 million of cash
Hilton Garden Inn, Gettysburg, Pennsylvania	July 23, 2004	44 Aarti Associates, in which Hasu Shah, Jay Shah, Kiran Patel, Neil Shah, Ashish Parikh, K.D. Patel, David Desfor and their immediate families collectively owned a 94% interest	$7.65 million, including the assumption of $5.45 million of mortgage debt and $2.2 million of cash
Comfort Inn, Frederick, Maryland	May 27, 2004	44 Frederick Associates, in which Hasu Shah, Jay Shah, Kiran Patel, Neil Shah, Ashish Parikh, K.D. Patel, David Desfor and their immediate families collectively owned a 95% interest	$5.35 million, including the assumption of $3.7 million of mortgage debt and $1.65 million of cash
Hampton Inn, New York, New York	Acquired by our joint venture with CNL on August 29, 2003	Chelsea Grand East, LLC, in which Hasu Shah owned a 100% interest.	$28 million paid by a joint venture in which we own a one-third interest, including $16.4 million in assumed debt and $11.6 in cash.
Doubletree, Jamaica, New York (JFK Airport)	October 1, 2002	5544 JFK Associates, in which Hasu Shah, Jay Shah, Neil Shah, Kiran Patel, David Desfor, K.D. Patel and their immediate families collectively owned a 86% interest	$11.5 million, including the assumption of $8.7 million of mortgage debt, the assumption of $1 million of related party debt and $1.8 million of cash
Mainstay Suites, Frederick, Maryland	January 1, 2002	3044 Associates, in which Hasu Shah, Jay Shah, Neil Shah, Kiran Patel, David Desfor, K.D. Patel and their immediate families collectively owned a 82% interest	$5.5 million, including the assumption of $3.3 million of debt, the assumption of $0.8 million of related party debt and $1.6 million of cash

Dispositions

Since our initial public offering in 1999, we have sold a total of eight hotels, including four hotels sold back to entities controlled by our officers or trustees at the same price at which we acquired the hotels from those entities. All sales to these entities were in situations were we believed an independent buyer would demand seller financing, which we were not willing to provide. We do not intend to sell hotels to such entities in the future.

Hotel Development Loans

We have approved mortgage lending to entities in which our executive officers and trustees own an interest to enable such entities to construct hotels and conduct related improvements on specific hotel projects at interest rates ranging from 8.0% to 12.0% (“Development Loans”). The rate for each of these loans is based upon the security interest and term of the loan and is approved by an independent trustee. As of December 31, 2004, our Development Loans to related parties totaled $22,750.

As of December 31, 2004 our Development Loans to related parties consist of the following:

		Principal Outstanding 12/31/2004	Interest Rate	Interest Income Earned as of 12/31/2004	Interest Due and Accrued as of 12/31/04	Maturity Date
Hotel Property	Borrower
Hampton Inn - Herald Square, NYC	Brisam Hotel, LLC	$2,700,000	12%	$327,000	$87,000	June 30, 2005
Hampton Inn - Seaport, NYC	HPS Seaport, LLC and BCM, LLC	4,400,000	10%	379,000	111,000	November 1, 2005
Boutique Hotel - Tribeca, NYC	5444 Associates, LP	4,100,000	10%	117,000	103,000	November 18, 2005
Boutique Hotel - 35th Street, NYC	44 Fifth Avenue, LLC	7,000,000	8%	87,000	87,000	May 3, 2005
Holiday Inn Express - Lancaster, PA	HBK Hospitality Associates, LP	4,550,000	8%	61,000	61,000	May 1, 2005 (*)
		$22,750,000		$971,000	$449,000

(*) - Loan has been paid off as of March 4, 2005

Management Agreements with HHMLP

Beginning in April 2003, 44 New England, our TRS, engaged HHMLP as the property manager for hotels it leased from us pursuant to management agreements. Each management agreement provides for a five-year term and is subject to early termination upon the occurrence of defaults and certain other events described therein. As required under the REIT qualification rules, HHMLP must qualify as an “eligible independent contractor” during the term of the management agreements. Under the management agreements, HHMLP generally pays the operating expenses of our hotels. All operating expenses or other expenses incurred by HHMLP in performing its authorized duties are reimbursed or borne by our TRS to the extent the operating expenses or other expenses are incurred within the limits of the applicable approved hotel operating budget. HHMLP is not obligated to advance any of its own funds for operating expenses of a hotel or to incur any liability in connection with operating a hotel.

As of December 31, 2004, HHMLP managed all 25 hotels leased to our TRS, and we consolidated the financial statements of these 25 hotels in these financial statements. HHMLP also managed one consolidated joint venture hotel property and three unconsolidated joint venture hotel properties in which we maintain an investment. For its services, HHMLP receives a base management fee, and if a hotel meets and exceeds certain thresholds, an additional incentive management fee. The base management fee for a hotel is due monthly and is equal to 3% of gross revenues associated with each hotel managed for the related month. The incentive management fee, if any, for a hotel is due annually in arrears on the ninetieth day following the end of each fiscal year and is based upon the financial performance of the hotel. There were no incentive management fees payable for the years ended December 31, 2004 or 2003. For the years ended December 31, 2004 and 2003, management fees incurred totaled $1,454,000 and $142,000, respectively, and are recorded as Hotel Operating Expenses.

Unit Redemption

On March 5, 2004, Hasu P. Shah, Kiran P. Patel and David L. Desfor redeemed 564,286, 363,000 and 30,000 units of limited partnership interest, respectively, in our operating partnership for shares of our common stock. On October 22, 2003, K.D. Patel, a Trustee, redeemed 362,197 units of limited partnership interest in our operating partnership for $8.00 per unit in cash. After that redemption, K.D. Patel continued to own 282,393 units.

Miscellaneous Services Provided by Affiliated Entities

Administrative Services Agreement with HHMLP

We have executed an administrative services agreement with Hersha Hospitality Management, LP (“HHMLP”) to provide accounting and securities reporting services for us. The terms of the agreement provide for us to pay HHMLP an annual fee of $10,000 per property (prorated from the time of acquisition) for each hotel in our portfolio. For the years ended December 31, 2004 and 2003, administrative services fees of $253,000 and $178,000, respectively, were incurred.

Payments to Shah & Byler Law Firm

We have paid to the law firm of Shah & Byler, LLP and its predecessor, Shah Ray & Byler, LLP, whose former senior partner, Jay H. Shah, is now our President and Chief Operating Officer and is the son of Hasu P. Shah, legal fees aggregating $679,000 and $212,000 during 2004 and 2003, respectively. Mr. Shah has resigned from the law firm and relinquished all ownership and control of the firm. Mr. Shah will continue as counsel to the law firm and may receive compensation from the firm for prior client origination. We intend to continue to use the services of Shah & Byler, LLP.

Payments to Hersha Hotel Supply Company

We have purchased hotel supplies for our hotel properties from time to time from Hersha Hotel Supply Company, currently owned by Hasu P. Shah, Jay H. Shah, Neil Shah, Kiran P. Patel, K.D. Patel and other investors. For 2004 and 2003, we paid Hersha Hotel Supply Company $804,000 and $73,000, respectively. Hersha Hotel Supply Company is not our only provider of hotel supplies and must bid with a number of unaffiliated suppliers for our business.

THE AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Trustees (the “Audit Committee”) is composed of four independent trustees and operates under a written charter adopted by the Board of Trustees, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee reviews audit fees and recommends to the Board of Trustees the selection of the Company’s independent accountants. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report thereon to the Board of Trustees. In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent accountants for the 2004 fiscal year.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), including the scope of the auditor’s responsibilities, significant accounting adjustments and any disagreements with management.

The Audit Committee also has received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP that firm’s independence from the Company.

Based upon the Audit Committee’s discussions with management and KPMG LLP and the Audit Committee’s review of the representation of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended that the Board of Trustees include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

On April 20, 2004, the Board of Trustees, upon recommendation of the Audit Committee, engaged KPMG LLP to serve as the Company’s independent accountants for the 2004 fiscal year. No person from KPMG LLP attended our annual meeting.

The Audit Committee reviews with management and the independent accountants the results of the independent accountants’ review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q. The Audit Committee also reviews the fees charged by the Company’s independent accountants. During the fiscal years ended December 31, 2003 and 2004, Reznick Group, P.C.and KPMG LLP billed the Company the fees set forth below in connection with services rendered by that respective firm to the Company.

Principal Accountant Fees and Services

Hersha’s principal independent accountant for fiscal years 1999 through 2002 was Moore Stephens, P.C. Hersha’s principal independent accountant for the 2003 fiscal year was Reznick Group, P.C. KPMG LLP was Hersha’s principal independent accountant for the 2004 fiscal year.

We have provided below certain information with respect to each of Moore Stephens, P.C. and Reznick Group, P.C.

Moore Stephens, P.C.

During the fiscal years ended December 31, 2003 and December 31, 2004, Moore Stephens, P.C. billed us the fees set forth below in connection with services rendered by that firm.

Audit Fees

For professional services rendered by Moore Stephens, P.C. for the audit of our annual financial statements, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and other services provided in connection with statutory and regulatory filings, Moore Stephens, P.C. billed us fees in the aggregate amount of $64,547 during the 2003 fiscal year and $-0- during the 2004 fiscal year.

Audit Related Fees

Moore Stephens, P.C. did not render or charge us for any services related to the performance of the audit or review of the registrants financial statements and not reported under “Audit Fees” above during 2003 or 2004.

Tax Fees

Moore Stephens, P.C. did not render or charge us for any services related to tax compliance, tax advice and tax planning matters during 2003 or 2004 fiscal years.

All Other Fees

For professional services other than those described above, Moore Stephens, P.C. billed us fees in the aggregate amount of $4,062 during 2003 and $51,524 during 2004. The fees billed in 2004 were related primarily to public equity offerings that we completed in 2003 and 2004. There were no fees charged for services rendered in connection with the performance of internal audit procedures.

Reznick Group, P.C.

During the fiscal years ended December 31, 2003 and December 31, 2004, Reznick Group, P.C. billed us the fees set forth below in connection with services rendered by that firm.

Audit Fees

For professional services rendered by Reznick Group, P.C. for the audit of our annual financial statements, reviews of the financial statements included in the our Quarterly Reports on Form 10-Q, and other services provided in connection with statutory and regulatory filings, Reznick Group, P.C. billed us $40,000 during the 2003 fiscal year and $112,425 during the 2004 fiscal year.

Audit Related Fees

Reznick Group, P.C. did not render or charge us for any services related to the performance of the audit or review of our financial statements and not reported under “Audit Fees” above during 2003 or 2004.

Tax Fees

For professional services rendered by Reznick Group, P.C. for tax compliance, tax advice and tax planning matters, Reznick Group, P.C. billed us fees in the aggregate amount of $41,141 during the 2003 fiscal year and $46,700 during the 2004 fiscal year. These tax services related to the preparation of our state and federal tax returns, Schedule 704C depreciation and allocation calculations and Section 1031 like kind exchange tax planning.

All Other Fees

For professional services other than those described above, Reznick Group, P.C. billed us fees in the aggregate amount of $51,500 during 2003 and $55,798 during 2004. These fees related to the performance of certain agreed upon procedures with respect to hotel properties we considered acquiring during the respective years and, services related to our public equity offerings. There were no fees charged for services rendered in connection with the performance of internal audit procedures.

KPMG LLP

KPMG LLP, the Company’s independent auditor for 2004, rendered the following services and billed, or expects to bill, the following fees for fiscal 2004.

Audit Fees

For professional services rendered by KPMG LLP for the audit of our annual financial statements, reviews of the financial statements included in the our Quarterly Reports on Form 10-Q, and other services provided in connection with statutory and regulatory filings, and an audit of internal control over financial reporting, KPMG LLP billed us $887,000.

Audit Related Fees

For professional services rendered by KPMG LLP provided in connection with comfort letters and SEC registration statements, KPMG LLP billed us $36,000.

Tax Fees

For professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning matters, KPMG LLP billed us fees in the aggregate amount of $161,000 during the 2004 fiscal year. These tax services related to the preparation of our state and federal tax returns, and tax advice on structuring loans and joint ventures and review of dividend calculations.

All Other Fees

KPMG LLP did not render or charge us for any other services not included in audit fees or audit related fees as disclosed above.

Pre-Approval Policies for Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor prior to engagement of the auditor for each such service. Except as disclosed above, there were no non-audit services provided by the independent auditor in 2004.

THE AUDIT COMMITTEE

Thomas S. Capello, Chairperson
Donald J. Landry
William Lehr, Jr.
John M. Sabin

April 21, 2005

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees (the “Compensation Committee”) is composed of four independent trustees and operates under a written charter adopted by the Board of Trustees, a copy of which is available on our website at www.hersha.com. The Compensation Committee determines compensation for our executive officers and administers our option plan. The Compensation Committee met 4 times during 2004.

Since our inception, we had not paid compensation to our executive officers or other employees. However, beginning with the 2004 fiscal year, we established a formal management compensation plan for our executive officers. Prior to 2004, the compensation of our executive officers was covered by an administrative services agreement between our Company and our primary lessee, HHMLP. The Company significantly increased its size and market capitalization during 2003 and 2004 and terminated all of its existing leases with HHMLP in 2004. As such, the Company has established a formal management compensation plan for its executive officers in order to serve the best interests of the Company’s stockholders.

Compensation Policies

In establishing the formal management compensation plan for our executive officers, the Compensation Committee sought to accomplish the following [two] primary objectives:

1)	to provide overall levels of compensation that are competitive in order to attract, retain and motivate highly qualified executives to continue to enhance long-term stockholder value; and

2)	to provide annual and long-term incentives that emphasize performance based compensation contingent upon achieving corporate and individual performance goals.

The key elements of compensation provided to our executive officers include base salary and annual incentive bonus awards. Base salaries are set at annual rates, based on the level of the officer’s position within the Company and the individual’s current and sustained performance results. The annual base salary for each executive officer and each other member of senior management is reviewed each year by the Compensation Committee. For 2004, the Compensation Committee recommended that the cash bonus component of the annual incentive compensation award be a maximum of 50% of each officer’s respective salary. Seventy-five percent of the cash bonus would be based upon Cash Available for Distribution (the “CAD Component”) and the remaining 25% of the cash bonus would be based on the Compensation Committee’s subjective determination of the officer’s achievement of position-specific goals (the “Individual Component”). The Compensation Committee has determined that the executive officers are not eligible for the CAD Component of the bonus for 2004 and is in the process of finalizing the Individual Component.

Compensation of the Chief Executive Officer

Since the Company’s inception, we have not paid our Chairman and Chief Executive Officer, Hasu P. Shah an annual salary. In 2004, we paid Mr. Shah an annual salary of $225,000. The Compensation Committee meets annually, without the Chief Executive Officer present, to evaluate his performance and to determine his compensation. In considering Mr. Shah’s compensation, the Compensation Committee considers his principal responsibilities, which are to provide our Company with vision and strategic direction, to attract and retain highly qualified employees and to develop and to foster relationships with other hotel companies, developers and franchisors. Mr. Shah’s 2004 annual incentive bonus will be determined based upon the Company’s financial performance relative to other comparable lodging real estate investment trusts, Mr. Shah’s ability to foster additional strategic relationships during the year, corporate governance compliance, achievement of acquisition targets and retention of key management personnel.

The Board of Trustees did not modify or reject in any material way any action or recommendation by such committee with respect to such decisions in the last completed fiscal year.

THE COMPENSATION COMMITTEE

Michael A. Leven, Chairperson
Donald J. Landry
William Lehr, Jr.
John M. Sabin

April 21, 2005

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Priority Common Shares for the period from January 26, 1999 (commencement of operations) through December 31, 2004, with the cumulative total shareholder return for the Standard and Poor’s 500 Stock Index and the NAREIT Composite Index for the same period, assuming $100 is invested in the Priority Common Shares and each index and dividends are reinvested quarterly. The performance graph is not necessarily indicative of future investment performance.

	1/26/99 (1)	1999	2000	2001	2002	2003	2004
HERSHA (2), (3)	100	92.4	116.9	135.3	168.6	192.3	255.6
S&P 500 (2)	100	117.3	105.4	91.7	70.3	88.8	96.8
NAREIT COMPOSITE INDEX (2), (3)	100	95.7	121.8	137.4	142.4	194.8	256.1

(1)	The Company commenced operations on January 26, 1999.
(2)	Returns for Hersha Hospitality Trust and the NAREIT Composite Index assume dividends are reinvested at ex-dividend date.
(3)	Source: FactSet

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

2003 Dismissal of Moore Stephens, P.C. and Engagement of Reznick Group, P.C.

Moore Stephens, P.C. has served as our auditors from our initial public offering through April 5, 2003. On that date, following the recommendation of the Audit Committee, the Board of Trustees dismissed Moore Stephens, P.C. as our independent auditors for the 2003 fiscal year and engaged Reznick Group, P.C. as independent auditors for the 2003 fiscal year.

Moore Stephens, P.C.’s reports on the consolidated financial statements for each of the years ended December 31, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to certainty, audit scope or accounting principles.

During the years ended December 31, 2002 and 2001 and through the date of dismissal, there were no disagreements with Moore Stephens, P.C. on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Moore Stephens, P.C.’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of SEC Regulation S-K.

During the years ended December 31, 2002 and 2001 and through the date of dismissal of Moore Stephens, P.C., we did not consult Reznick Group, P.C. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

The dismissal of Moore Stephens, P.C. and the engagement of Reznick Group, P.C. As were first disclosed in a Periodic Report on Form 8-K filed on April 9, 2003, and the letter of Moore Stephens, P.C. required by Item 304(a)(3) of Regulation S-K is attached as an exhibit thereto.

2004 Dismissal of Reznick Group, P.C. and Engagement of KPMG LLP

On April 20, 2004, we dismissed our independent accountants for the 2003 fiscal year, Reznick Group, P.C., and engaged as new independent accountants for the 2004 fiscal year, KPMG LLP, effective immediately. The determination to dismiss Reznick Group, P.C. and engage KPMG LLP was approved by our Board of Trustees upon the recommendation of our Audit Committee. We engaged Reznick Group, P.C. on April 5, 2003, and they served as our accountants for one fiscal year.

Reznick Group, P.C. reports on the consolidated financial statements for the year ended December 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to certainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2003, and the subsequent interim period through April 20, 2004, there were no disagreements between us and Reznick Group, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Reznick Groip, P.C.’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our two most recent fiscal years and the subsequent interim period through April 20, 2004.

The audit report of Reznick Group, P.C. on the consolidated financial statements of Hersha and its subsidiaries as of and for the fiscal year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through April 20, 2004, we did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The dismissal of Reznick Group, P.C. and engagement of KPMG LLP were first disclosed in a Periodic Report on Form 8-K filed on or about April 21, 2004, and the letter of Reznick Group, P.C. required by Item 304(a)(3) of Regulation S-K is attached as an exhibit thereto.

PROPOSALS FOR 2006 ANNUAL MEETING

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2006 annual meeting of shareholders must present such proposal to the Company at its principal office in New Cumberland, Pennsylvania not later than December 10, 2005 in order for the proposal to be considered for inclusion in the Company’s proxy statement. The Company anticipates holding the 2006 annual meeting on or about May 30, 2006. We will not consider proposals received after December 10, 2005 for inclusion in our proxy materials for our 2006 Annual Meeting of Shareholders.

The Company’s bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must give timely notice in writing not later than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, shareholders must give such notice in writing not later than January 26, 2006. As to each matter, the notice shall contain (i) a brief description of the business desired to be brought before the meeting and the reasons for addressing it at the annual meeting; (ii) any material interest of the shareholder in such business; (iii) the name and address of the shareholder; and (iv) the number of each class of securities that are owned beneficially and of record by the shareholder.

OTHER MATTERS

The Board of Trustees knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of Common Shares entitled to vote at the Annual Meeting, upon written request to Ashish Parikh, the Company’s Chief Financial Officer, at 148 Sheraton Drive, Box A, New Cumberland, Pennsylvania 17070, Telephone (717) 770-2405, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements and financial statement schedules filed by the Company with the SEC.

BY ORDER OF THE BOARD OF TRUSTEES

KIRAN P. PATEL
Secretary

April 21, 2005

Appendix A

AUDIT COMMITTEE CHARTER

The Audit Committee (“the Committee”), of the Board of Trustees (“the Board”) of Hersha Hospitality Trust (“the Company”), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of three or more independent trustees as determined by the Board. The members of the Committee will meet the independence and “financial literacy” requirements of the American Stock Exchange and Securities and Exchange Commission.

The members of the Committee will be elected annually at the organizational meeting of the full Board held in May/June and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Committee. The Chairperson of the Committee or, if not present, another member of the Committee, shall preside at all meetings of the Committee and provide an oral report to the Board on each meeting.

The Chief Financial Officer of the Company will serve as the Secretary of the Committee and the Treasurer will serve as the Assistant Secretary of the Committee. Minutes of each meeting will be prepared and submitted to Committee members for approval at the next meeting.

MEMBERSHIP REQUIREMENTS

At least one member of the Audit Committee shall, in the judgment of the Board of Trustees, be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Trustees have accounting or related financial management expertise in accordance with American Stock Exchange listing standards.

Committee members may not simultaneously serve on the audit committee of more than two other public companies unless the Board determines that such simultaneous service does not impair efficacy of Board service.

PURPOSE

The Committee is a part of the Board. It’s primary function is to assist the Board in fulfilling its oversight responsibilities with respect to:

(i)	the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC);
(ii)	the Company’s compliance with legal and regulatory requirements;
(iii)	the system of internal controls that management has established; and
(iv)	the performance of the Company’s internal audit function and independent public accountants.

The Committee will rely upon a internal control letter and management letter provided by the independent accountants in order gauge management’s effectiveness in implementing a satisfactory system of internal controls.

The Committee will also utilize outside experts to provide internal control expertise and internal audit services.

In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make reports to the Board as necessary.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s business conduct guidelines.

MEETINGS

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Audit meetings to be conducted via telephone or video conference are considered acceptable. Content of the agenda for each meeting should be cleared by the Committee Chair.

ATTENDANCE

Committee members will strive to be present at all meetings or will strive to be present via telephone or video conference. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1.
Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable AMEX Audit Committee Requirements.

2.
Review with the Company’s management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

3.
Review the scope and general extent of the independent accountants’ annual audit. The Committee’s review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit process. The Committee will review annually with management the fee arrangement with the independent accountants.

4.
Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

5.
Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.

6.	At the completion of the annual audit, review with management and the independent accountants the following:

a.	The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K.

b.	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

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c.
Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management that, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statement.

d.
Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

7.
After preparation by management and review by independent accountants, approve the audit committee report required under SEC rules to be included in the Company’s annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

8.
Discuss with the independent accountants the quality of the Company’s financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company’s needs.

9.
Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as ‘material weaknesses’ or ‘significant deficiencies’. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

10.
Recommend the appointment of the Company’s independent public accountants to the full board. Maintain direct responsibility for monitoring, evaluation, termination, compensation and oversight of the Company’s independent auditors. Provide the full board with an overview of any material issues discovered by the audit committee.

11.	Pre-approve all audit and non-audit services to be performed by the independent auditor.

12.
Engage independent legal, accounting and other advisors, as the Committee determines necessary to carry out their duties, and obtain appropriate funding from the Company, as determined by the Committee, for compensating such advisors.

13.	Set clear policies for the Company’s hiring of employees or former employees of the independent public accountants.

14.	Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company.

15.	Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters.

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PROXY	PROXY

HERSHA HOSPITALITY TRUST
New Cumberland, Pennsylvania

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 26, 2005

The undersigned hereby appoints Hasu P. Shah and Ashish R. Parikh, or either of them, with full power of substitution in each, to vote all shares of the undersigned in Hersha Hospitality Trust, at the annual meeting of shareholders to be held on Thursday, May 26, 2005, at the Hilton Garden Inn at 50 Raritan Center Parkway, Edison, New Jersey 08837 at 9:00 a.m., Eastern Standard Time, and at any and all adjournments thereof.

1.	ELECTION OF TRUSTEES

☐	FOR ALL	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT

Nominees: Hasu P. Shah , Michael A. Leven, K.D. Patel , John M. Sabin

INSTRUCTION: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) in the space provided below.
______________________________________________________________________________

2.	RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS

☐	FOR ALL	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT

3.	In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Trustees. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (1) for all nominees for election as Trustees, (2) for ratification of KPMG LLP as independent auditors and (3) according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponements or adjournments thereof.

Dated _________________________, 2005

__________________________________
Signature
Please sign name exactly as it appears on the share certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.